Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

__________________________

OF COUNSEL:

Jessica Haggard, esq. ***

MICHAEL R. GEROE, ESQ, CIPP/US****

CRAIG D. LINDER, ESQ*****

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.******

STUART REED, ESQ.

LAZ ROTHSTEIN, ESQ.

Harris Tulchin, Esq. *******

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

***licensed in Missouri

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

******licensed in NY and NJ

*******licensed in CA and HI (inactive in HI)

September 18, 2023

Intrusion Inc.

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Re: Intrusion Inc. – Registration Statement on Form S-1

Gentlemen:

We have acted as counsel to Intrusion Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1, as publicly filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2023, and as thereafter amended, (the “Registration Statement”), with respect to the Company’s offering (the “Offering”) of up to 23,750,000 of the Company’s units (the “Units”), each Unit consisting of (i) one share of common stock of the Company, par value $0.01 per share (“Common Stock”) or one Pre-Funded Warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”) and (ii) one Warrant to purchase one share of Common Stock (the “Common Warrants”). The Units are to be sold by the Company pursuant to a placement agency agreement (the “Placement Agency Agreement”) by and between the Company and Joseph Gunnar & Co., LLC (the “Placement Agent”), the form of which is filed as Exhibit 1.1 to the Registration Statement.  The Company is also registering (i) warrants to purchase up to 2,375,000 shares of Common Stock of the Company to be issued to the Placement Agent as additional compensation pursuant to the Placement Agency Agreement (the “Placement Agent Warrants” and together with the Common Warrants and Pre-Funded Warrants, the “Warrants”), and (ii) up to an aggregate of 2,375,000 shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”). As used herein, (i) the Common Stock included in each Unit are referred to as the “Unit Shares,” (ii) the Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to as the “Pre-Funded Warrant Shares,” (iii) the Common Stock issuable upon exercise of the Common Warrants are referred to as the “Warrant Shares,” and (iv) the Units, Unit Shares, Pre-Funded Warrant Shares, the Warrant Shares, Placement Agent Warrant Shares, and Warrants are collectively referred to as the “Securities”).

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In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement; (iii) the form of Warrant Agency Agreement, to be entered by and between the Company and Computershare Trust Company N.A. that is filed as an exhibit to the Registration Statement (the “Warrant Agreement”) and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) all Unit Shares, Pre-Funded Warrant Shares, Warrant Shares and Placement Agent Warrant Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the State of New York and the State of Delaware in respect of which we are opining).

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of Delaware:

1. The Securities have been duly authorized by the Company.

2. The Units, when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid, and non-assessable.

3. The Unit Shares, when issued, sold and paid for as contemplated in the Prospectus, will be validly issued, fully paid, and non-assessable.

4. Assuming the Pre-Funded Warrants are issued and delivered as contemplated in the Prospectus, the Pre-Funded Warrant Shares, when issued and delivered upon the exercise of the Pre-Funded Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

5. Assuming the Common Warrants are issued and delivered as contemplated in the Prospectus, the Warrant Shares, when issued and delivered against payment therefor upon the exercise of the Common Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

6. Assuming the Placement Agent Warrants are issued and delivered as contemplated in the Prospectus, the Placement Agent Warrant Shares, when issued and delivered upon the exercise of the Placement Agent Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York:

The Warrants, when issued, sold and paid for as contemplated in the Prospectus and in accordance with the terms of the Common Warrant Agreement, Pre-Funded Warrant Agreement, or Placement Agent Warrant Agreement, as applicable, the Warrants will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

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This opinion is limited to the laws of the State of New York and the State of Delaware as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Material U.S. Federal Tax Considerations for Holders of Our Common Stock, Warrants, Pre-Funded Warrants and Placement Agent Warrants” and “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement or Prospectus.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

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